Exhibit 10.6

Schedule to Stock Option Agreement Under Huttig Building Products, Inc.

1999 Stock Incentive Plan

Option Holder	Number Of Shares	Exercise Price	Date of Grant
Carl A. Liliequist	39,000	$4.290 per share	January 24, 2000
Carl A. Liliequist	29,400	$4.340 per share	January 22, 2001
Thomas S. McHugh	15,000	$4.400 per share	May 01, 2000
Thomas S. McHugh	13,500	$4.340 per share	January 22, 2001
Nick H. Varsam	30,000	$4.850 per share	June 25, 2001
R. S. Evans	100,000	$4.290 per share	January 24, 2000
Barry J. Kulpa	326,000	$4.290 per share	January 24, 2000
Barry J. Kulpa	105,000	$4.340 per share	January 22, 2001
David Dean	6,000	$4.290 per share	January 24, 2000